Exhibit 99.1

FireEye Reports Financial Results for Third Quarter 2019

•Q3 revenue of $226 million increased 7 percent from the third quarter of 2018
•Q3 billings of $249 million increased 13 percent from the third quarter of 20181
•Q3 ending annual recurring revenue of $576 million increased 7 percent compared to the end of the third quarter of 2018
•Q3 ending platform, cloud subscription and managed services annual recurring revenue of $263 million increased 32 percent compared to the end of the third quarter of 2018

MILPITAS, Calif. – October 29, 2019 – FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced financial results for the third quarter ended September 30, 2019.
“We continued to execute on our long-term plan to transform FireEye from our origins as a network security product vendor to a comprehensive security platform company,” said Kevin Mandia, FireEye chief executive officer. “Record third quarter billings for our platform, cloud subscription and managed services as well as professional services categories demonstrate our progress."
"We are leading modern cyber defense with solutions that are intelligence-led, technology-enabled, and outcome-based. Gathered from the front lines, FireEye threat intelligence differentiates all our solutions and drives our innovation cycle. The new cloud-based solutions we introduced at our recent Cyber Defense Summit expand our opportunity by delivering our intelligence and expertise in pure cloud and hybrid environments,” added Mandia.
Third Quarter 2019 Financial Results
•Revenue of $226 million increased 7 percent from the third quarter of 2018 and was above the guidance range of $217 million to $221 million.
•Billings of $249 million increased 13 percent from the third quarter of 2018 and were within the guidance range of $245 million to $255 million.1
•GAAP gross margin was 65 percent of revenue, compared to 68 percent of revenue in the third quarter of 2018.
•Non-GAAP gross margin was 73 percent of revenue, compared to 76 percent of revenue in the third quarter of 2018, and was above the guidance of approximately 72 percent of revenue.1
•GAAP operating margin was negative 24 percent of revenue, compared to negative 17 percent of revenue in the third quarter of 2018.
•Non-GAAP operating margin was 2 percent of revenue, compared to 7 percent of revenue in the third quarter of 2018, and was within the guidance range of 0 percent to 2 percent of revenue.1
•GAAP net loss per share was $0.31, compared to GAAP net loss per share of $0.26 in the third quarter of 2018.
•Non-GAAP net income per diluted share was $0.02, compared to non-GAAP net income per diluted share of $0.06 in the third quarter of 2018, and was at the high end of the guidance range of $0.00 to $0.02.1
•Cash flow provided by operating activities was $18 million, compared to cash flow provided by operating activities of $22 million in the third quarter of 2018, and was within the guidance range of $15 million to $25 million.
1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Fourth Quarter and Updated 2019 Outlook
FireEye provides guidance based on current market conditions and expectations.
For the fourth quarter of 2019, FireEye currently expects:
•Revenue in the range of $224 million to $228 million.
•Billings in the range of $285 million to $295 million.
•Non-GAAP gross margin as a percent of revenue of approximately 73 percent.
•Non-GAAP operating margin as a percent of revenue in the range of 3 percent to 5 percent.
•Non-GAAP net income per diluted share between $0.03 and $0.05.
•Cash flow provided by operating activities between $57 million and $67 million.
•Capital expenditures between $10 million and $12 million.
Non-GAAP net income per diluted share for the fourth quarter assumes interest income on cash and cash equivalents and short-term investments will offset cash interest expense associated with the company’s convertible senior notes, provision for income taxes of between $1.5 million and $2.0 million, and weighted average diluted shares outstanding of approximately 220 million.
For 2019, FireEye currently expects:
•Revenue in the range of $878 million to $882 million.
•Billings in the range of $937 million to $947 million.
•Non-GAAP gross margin as a percent of revenue of approximately 73 percent.
•Non-GAAP operating margin as a percent of revenue between 0 percent and 1 percent.
•Non-GAAP net income per diluted share between $0.01 and $0.03.
•Cash flow provided by operating activities between $85 million and $95 million.
•Capital expenditures between $48 million and $50 million.
Non-GAAP net income per diluted share for 2019 assumes provision for income taxes of between $5.5 million and $6.0 million, and weighted average diluted shares outstanding of approximately 215 million.
Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, and other non-recurring items. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation in the fourth quarter of 2019 and full year 2019 will have a significant impact on the company’s GAAP operating margin and net loss per share. Further, amortization of intangible assets, as well as other non-recurring expenses, if any, will also impact results. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures for future periods is not available without unreasonable effort.
Conference Call Information
FireEye will host a conference call today, October 29, 2019, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its third quarter financial results and the company’s outlook for the fourth quarter and full year 2019. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call can be accessed from the Investor Relations section of the company's website at https://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future financial results for the fourth quarter and full year 2019, including revenue, billings, non-GAAP gross margin, non-GAAP operating margin, non-GAAP net income per diluted share, cash flow provided by operating activities, interest income and expense, provision for income taxes, weighted average diluted shares outstanding, and capital expenditures in the section entitled “Fourth Quarter and Updated 2019 Outlook” above, as well as statements regarding market opportunities.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; real or perceived defects, errors or vulnerabilities in FireEye's products or services; any delay in the release of FireEye's new products or services; FireEye's ability to react to trends and challenges in its business and the markets in which it operates; FireEye's ability to anticipate market needs or develop new or enhanced products and services to meet those needs; FireEye’s ability to hire and retain key executives and employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with new offerings; sales and marketing execution risks; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technologies, products, personnel and operations; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on August 2, 2019, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.
All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.
Non-GAAP Financial Measures
In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. FireEye excludes deferred revenue assumed in connection with acquisitions from the billings calculation. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the company’s future revenues. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP gross margin, operating income, operating margin, net income (loss), and net income (loss) per share. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, and, as applicable, other special or non-recurring items, divided by total revenue.
FireEye defines non-GAAP operating income (loss) as operating income (loss) excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, restructuring charges, and other special or non-recurring items. FireEye defines non-GAAP operating margin as non-GAAP operating income divided by total revenue.
FireEye defines non-GAAP net income (loss) as net income (loss) excluding stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition-related expenses, restructuring charges, other special or non-recurring items, non-cash interest expense related to the company’s convertible senior notes, and discrete tax provision (benefits). FireEye defines non-GAAP net income per diluted share as non-GAAP net income divided by weighted average diluted shares outstanding. Weighted average diluted shares used to calculate non-GAAP net income per diluted share excludes shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by weighted average basic shares outstanding, which excludes stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive.
Non-GAAP net income and net income per share in the third quarter of 2019 excluded stock-based compensation expense, amortization of intangible assets, amortization of stock-based compensation expense capitalized in software development costs, restructuring charges, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, and discrete benefit from income taxes. Weighted average diluted shares outstanding used to calculate non-GAAP net income per share excluded shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive.
Non-GAAP net income and net income per share in the third quarter of 2018 excluded stock-based compensation expense, amortization of intangible assets, amortization of stock-based compensation expense capitalized in software development costs, non-cash interest expense related to convertible senior notes issued in June 2015 and the second quarter of 2018, and discrete benefit from income taxes. Weighted average diluted shares outstanding used to calculate non-GAAP net income per share excluded shares issuable upon conversion of the company's convertible senior notes that are anti-dilutive.
FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of stock-based compensation expense capitalized in software development costs, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, amounts deemed repayment of accreted debt discount on repurchased convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results over multiple periods.
There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation is an important part of FireEye employees' overall compensation and has been, and will continue to be for the foreseeable future, a significant recurring expense in the company's business. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation, but also amortization of stock-based compensation expense capitalized in software development costs, non-recurring or non-operating items such as acquisition related expenses, legal settlement costs, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, amounts deemed repayment of accreted debt discount on convertible senior notes, non-cash losses related to the retirement of convertible senior notes prior to maturity, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.

About FireEye, Inc.
FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant® consulting.  With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 8,500 customers across 103 countries, including more than 50 percent of the Forbes Global 2000.
© 2019 FireEye, Inc. All rights reserved. FireEye and Mandiant are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media inquiries:
Media.Relations@fireeye.com

Investor inquiries:
Investor.Relations@fireeye.com

Source: FireEye

FireEye, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$297,160	$409,829
Short-term investments	699,817	706,691
Accounts receivable, net	153,912	157,817
Inventories	5,970	6,548
Prepaid expenses and other current assets	97,576	100,295
Total current assets	1,254,435	1,381,180
Property and equipment, net	95,220	89,163
Operating right-of-use assets, net	61,402	—
Goodwill	1,205,336	999,804
Intangible assets, net	148,830	143,162
Deposits and other long-term assets	85,424	82,769
Total assets	$2,850,647	$2,696,078

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$22,865	$26,944
Operating lease liabilities, current	18,347	—
Accrued and other current liabilities	28,776	29,797
Accrued compensation	66,256	63,808
Convertible senior notes, current, net	115,789	—
Deferred revenue, current	568,032	556,815
Total current liabilities	820,065	677,364
Convertible senior notes, non-current, net	882,555	962,577
Deferred revenue, non-current	367,375	378,013
Operating lease liabilities, non-current	73,365	—
Other long-term liabilities	4,377	27,730
Total liabilities	2,147,737	2,045,684
Stockholders' equity:
Common stock	22	20
Additional paid-in capital	3,409,490	3,152,159
Treasury stock	(150,000)	(150,000)
Accumulated other comprehensive loss	1,077	(2,299)
Accumulated deficit	(2,557,679)	(2,349,486)
Total stockholders’ equity	702,910	650,394
Total liabilities and stockholders' equity	$2,850,647	$2,696,078

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Product, subscription and support	$179,823	$175,653	$523,828	$508,555
Professional services	46,091	35,998	130,238	104,862
Total revenue	225,914	211,651	654,066	613,417
Cost of revenue: (1)(2)(3)
Product, subscription and support	54,272	46,752	155,938	140,317
Professional services	24,948	20,682	72,243	62,328
Total cost of revenue	79,220	67,434	228,181	202,645
Total gross profit	146,694	144,217	425,885	410,772
Operating expenses: (1)
Research and development (2)(3)	68,857	62,120	203,790	191,891
Sales and marketing (2)	98,355	92,297	303,745	283,744
General and administrative (4)	27,717	26,241	83,019	80,838
Restructuring charges (5)	6,481	—	10,280	—
Total operating expenses	201,410	180,658	600,834	556,473
Operating loss	(54,716)	(36,441)	(174,949)	(145,701)
Other expense, net (6)(7)	(10,239)	(11,916)	(29,982)	(44,881)
Loss before income taxes	(64,955)	(48,357)	(204,931)	(190,582)
Provision for income taxes (8)	540	1,680	3,262	4,144
Net loss	$(65,495)	$(50,037)	$(208,193)	$(194,726)
Net loss per share, basic and diluted	$(0.31)	$(0.26)	$(1.02)	$(1.03)
Weighted average shares used in per share calculations, basic and diluted	212,207	192,359	204,855	189,526

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(208,193)	$(194,726)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	76,238	66,688
Stock-based compensation	117,162	118,366
Non-cash interest expense related to convertible senior notes	35,768	31,638
Loss on repurchase of convertible senior notes	—	10,764
Deemed repayment of convertible senior notes attributable to accreted debt discount (9)	—	(43,575)
Deferred income taxes	(661)	(131)
Other	463	3,762
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	5,929	15,969
Inventories	29	(4,146)
Prepaid expenses and other assets	4,824	(3,014)
Accounts payable	2,127	(6,615)
Accrued liabilities	1,206	8,419
Accrued compensation	2,448	4,364
Deferred revenue	(2,172)	(22,946)
Other long-term liabilities	(7,146)	1,982
Net cash provided by (used in) operating activities	28,022	(13,201)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(38,615)	(37,020)
Purchases of short-term investments	(493,038)	(346,588)
Proceeds from maturities of short-term investments	502,100	370,128
Business acquisitions, net of cash acquired	(127,249)	(5,945)
Lease deposits	637	239
Net cash used in investing activities	(156,165)	(19,186)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of convertible senior notes	—	584,405
Purchase of capped calls	—	(65,220)
Repurchase of convertible senior notes	—	(286,817)
Proceeds from employee stock purchase plan	12,315	10,993
Proceeds from exercise of equity awards	3,159	5,432
Net cash provided by financing activities	15,474	248,793
Net change in cash and cash equivalents	(112,669)	216,406
Cash and cash equivalents, beginning of period	409,829	180,891
Cash and cash equivalents, end of period	$297,160	$397,297

FireEye, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP operating loss	$(54,716)	$(36,441)	$(174,949)	$(145,701)
Stock-based compensation expense (1)	36,688	37,326	117,162	118,366
Amortization of stock-based compensation capitalized in software development costs (3)	916	624	2,556	1,121
Amortization of intangible assets (2)	14,334	12,644	39,412	37,904
Acquisition related expenses (4)	—	—	597	264
Restructuring charges (5)	6,481	—	10,280	—
Non-GAAP operating income (loss)	$3,703	$14,153	$(4,942)	$11,954
GAAP gross margin	65%	68%	65%	67%
Stock-based compensation expense (1)	3%	4%	4%	4%
Amortization of stock-based compensation capitalized in software development costs (3)	—%	—%	—%	—%
Amortization of intangible assets (2)	5%	4%	4%	4%
Non-GAAP gross margin	73%	76%	73%	75%
GAAP operating margin	(24)%	(17)%	(27)%	(24)%
Stock-based compensation expense (1)	16%	18%	18%	20%
Amortization of stock-based compensation capitalized in software development costs (3)	1%	—%	—%	—%
Amortization of intangible assets (2)	6%	6%	6%	6%
Acquisition related expenses (4)	—%	—%	—%	—%
Restructuring charges (5)	3%	—%	2%	—%
Non-GAAP operating margin	2%	7%	(1)%	2%
GAAP net loss	$(65,495)	$(50,037)	$(208,193)	$(194,726)
Stock-based compensation expense (1)	36,688	37,326	117,162	118,366
Amortization of stock-based compensation capitalized in software development costs (3)	916	624	2,556	1,121
Amortization of intangible assets (2)	14,334	12,644	39,412	37,904
Acquisition related expenses (4)	—	—	597	264
Restructuring charges (5)	6,481	—	10,280	—
Loss on repurchase of convertible senior notes (7)	—	—	—	10,764
Non-cash interest expense related to convertible senior notes (6)	12,068	11,494	35,768	31,638
Adjustment to provision (benefit) from income taxes (8)	(681)	(196)	(904)	(480)
Non-GAAP net income (loss)	$4,311	$11,855	$(3,322)	$4,851
GAAP net loss per common share, basic and diluted	$(0.31)	$(0.26)	$(1.02)	$(1.03)
Stock-based compensation expense (1)	0.17	0.19	0.57	0.62
Amortization of stock-based compensation capitalized in software development costs (3)	—	—	0.01	0.01
Amortization of intangible assets (2)	0.07	0.07	0.19	0.2
Acquisition related expenses (4)	—	—	—	—

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Restructuring charges (5)	0.03	—	0.05	—
Loss on repurchase of convertible senior notes (7)	—	—	—	0.06
Non-cash interest expense related to convertible senior notes (6)	0.06	0.06	0.18	0.17
Adjustment to provision for (benefit from) income taxes (8)	—	—	—	—
Non-GAAP net income (loss) per common share, basic	$0.02	$0.06	$(0.02)	$0.03
Non-GAAP net income (loss) per common share, diluted	$0.02	$0.06	$(0.02)	$0.02
Weighted average shares used in per share calculation for GAAP, basic and diluted	212,207	192,359	204,855	189,526
Weighted average shares used in per share calculation for Non-GAAP, basic	212,207	192,359	204,855	189,526
Weighted average shares used in per share calculation for Non-GAAP, diluted	217,037	199,598	204,855	197,307

GAAP net cash provided by (used in) operating activities	$18,498	$21,899	$28,022	$(13,201)
Deemed repayment of convertible senior notes attributable to accreted debt discount (9)	—	—	—	43,575
Non-GAAP net cash provided by (used in) operating activities	$18,498	$21,899	$28,022	$30,374

(1) Includes stock-based compensation expense as follows:
Cost of product, subscription and support revenue	$3,590	$3,552	$11,501	$10,732
Cost of professional services revenue	3,289	3,491	10,639	10,841
Research and development expense	10,718	11,480	35,031	38,251
Sales and marketing expense	12,252	11,678	38,019	36,878
General and administrative expense	6,839	7,125	21,972	21,664
Total stock-based compensation expense	$36,688	$37,326	$117,162	$118,366

(2) Includes amortization of intangible assets as follows:
Cost of product, subscription and support revenue	$10,135	$8,716	$27,311	$26,095
Cost of professional services revenue	—	—	—	—
Research and development expense	109	134	336	425
Sales and marketing expense	4,090	3,794	11,765	11,384
Total amortization of intangible assets	$14,334	$12,644	$39,412	$37,904

(3) Includes amortization of stock-based compensation capitalized in software development costs as follows:
Cost of product, subscription and support revenue	$193	$196	$592	$384
Cost of professional services revenue	97	98	296	192
Research and development expense	626	330	1,668	545
Total amortization of stock-based compensation capitalized in software development costs	$916	$624	$2,556	$1,121

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
(4) Includes acquisition related expenses as follows:
General and administrative expense	$—	$—	$597	$264

(5) Includes restructuring charges as follows:
Restructuring charges	$6,481	$—	$10,280	$—

(6) Includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$12,068	$11,494	$35,768	$31,638

(7) Includes non-cash loss on repurchase of convertible senior notes as follows:
Other expense, net	$—	$—	$—	$10,764

(8) Includes income tax effect of non-GAAP adjustments as follows:
Benefit from income taxes	$(681)	$(196)	$(904)	$(480)

(9) Includes deemed repayment of convertible senior notes attributable to accreted debt discount as follows:
Net cash used in operating activities	$—	$—	$—	$(43,575)

FireEye, Inc.
RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP revenue	$225,914	$211,651	$654,066	$613,417
Add change in deferred revenue	22,658	7,599	579	(22,945)
Subtotal	248,572	219,250	654,645	590,472
Less Verodin deferred revenue assumed	—	—	(2,750)	—
Non-GAAP billings	$248,572	$219,250	$651,895	$590,472

FireEye, Inc.
BILLINGS BREAKOUT
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Product and related subscription and support billings	$108,621	$120,502	$321,910	$317,892
Platform, cloud subscription and managed services billings	84,637	59,360	190,931	166,087
Professional services billings	55,314	39,388	139,054	106,493
Non-GAAP billings	$248,572	$219,250	$651,895	$590,472

FireEye, Inc.
REVENUE BREAKOUT
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Product and related subscription and support revenue	$117,835	$127,011	$353,773	$370,495
Platform, cloud subscription and managed services revenue	61,988	48,642	170,055	138,060
Professional services revenue	46,091	35,998	130,238	104,862
Total revenue	$225,914	$211,651	$654,066	$613,417